                                                                    EXHIBIT 12.1



                       Statement Regarding Computation of
                       Ratio of Earnings to Fixed Charges


                                                                  SEPTEMBER 30,
                                                              2001          2000          2000          1999
                                                          -----------------------------------------------------------
NET INCOME                                                      370,750       399,157       527,523       525,386
PROVISION FOR INCOME TAXES                                      155,131       189,970       214,203       259,640
                                                          -----------------------------------------------------------

EARNINGS BEFORE TAXES                                           525,881       589,127       741,726       785,026

FIXED CHARGES:
   INTEREST EXPENSE (EXCLUDING INT ON DEPOSITS)                 382,916       332,480       473,186       372,032
   INTEREST PORTION ON RENTALS                                    8,530         4,742         6,414         5,508
                                                          -----------------------------------------------------------

TOTAL FIXED CHARGES                                             391,446       337,222       479,600       377,540

EARNINGS BEFORE TAXES AND FIXED CHARGES                         917,327       926,349     1,221,326     1,162,566

RATIO OF EARNINGS TO FIXED CHARGES                                 2.34          2.75          2.55          3.08


                                                                  SEPTEMBER 30,
                                                              2001          2000          2000          1999
                                                          -----------------------------------------------------------
NET INCOME                                                      370,750       399,157       527,523       525,386
PROVISION FOR INCOME TAXES                                      155,131       189,970       214,203       259,640
                                                          -----------------------------------------------------------

EARNINGS BEFORE TAXES                                           525,881       589,127       741,726       785,026

FIXED CHARGES:
   INTEREST EXPENSE (INCLUDING INT ON DEPOSITS)               1,303,685     1,352,584     1,845,446     1,428,831
   INTEREST PORTION ON RENTALS                                    8,530         4,742         6,414         5,508
                                                          -----------------------------------------------------------

TOTAL FIXED CHARGES                                           1,312,215     1,357,326     1,851,860     1,434,339

EARNINGS BEFORE TAXES AND FIXED CHARGES                       1,838,096     1,946,453     2,593,586     2,219,365

RATIO OF EARNINGS TO FIXED CHARGES                                 1.40          1.43          1.40          1.55

                                                                 DECEMBER 31,
                                                              1998         1997          1996
                                                          -----------------------------------------
NET INCOME                                                     421,712       397,529       317,859
PROVISION FOR INCOME TAXES                                     213,590       197,222       156,008
                                                          -----------------------------------------

EARNINGS BEFORE TAXES                                          635,302       594,751       473,867

FIXED CHARGES:
   INTEREST EXPENSE (EXCLUDING INT ON DEPOSITS)                207,914       142,594       115,615
   INTEREST PORTION ON RENTALS                                   6,513         4,943         4,239
                                                          -----------------------------------------

TOTAL FIXED CHARGES                                            214,427       147,537       119,854

EARNINGS BEFORE TAXES AND FIXED CHARGES                        849,729       742,288       593,721

RATIO OF EARNINGS TO FIXED CHARGES                                3.96          5.03          4.95


                                                                 DECEMBER 31,
                                                              1998           1997          1996
                                                          -----------------------------------------

NET INCOME                                                     421,712       397,529       317,859
PROVISION FOR INCOME TAXES                                     213,590       197,222       156,008
                                                          -----------------------------------------

EARNINGS BEFORE TAXES                                          635,302       594,751       473,867

FIXED CHARGES:
   INTEREST EXPENSE (INCLUDING INT ON DEPOSITS)              1,272,968     1,097,376       942,459
   INTEREST PORTION ON RENTALS                                   6,513         4,943         4,239
                                                          -----------------------------------------

TOTAL FIXED CHARGES                                          1,279,481     1,102,319       946,698

EARNINGS BEFORE TAXES AND FIXED CHARGES                      1,914,783     1,697,070     1,420,565

RATIO OF EARNINGS TO FIXED CHARGES                                1.50          1.54          1.50